UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 1, 2016

UPLIFT NUTRITION, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52890	20-4669109
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Riverside Ave, Suite 102

Westport, CT 06880

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  203-513-9822

61 Larbert Road

Southport, CT 06890

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

ITEM 3.02	Unregistered sales of Equity Securities.

On July 1, 2016, Uplift Nutrition, Inc. (the “Company”) commenced an offering to sell up to a total of $125,000 of its securities, consisting of (A) 12% Original Issue Discount Convertible Notes with 10% annual interest rate (the “Notes”) and (B) shares of restricted common stock (the “Shares”) at a price of $0.0083 per share. The minimum amount for each subscription is $12,500 (the “Minimum Subscription”).

The Notes will mature and are due and payable one year from the date of issuance. The Notes bear an interest rate of ten percent (10%) per annum, payable quarterly (the “Interest Rate”). The Notes are convertible at the election of the holders of the Notes into shares of the Company’s restricted common stock at a price of $0.02 per share (the “Conversion Price”).

In no event shall a holder of the Note be entitled to convert any portion of his/her Note in excess of that portion of the Note upon conversion of which the sum of (1) the number of shares of common stock beneficially owned by the holder and its affiliates (other than shares of common stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations in connection with the Notes) and (2) the number of shares of common stock issuable upon the conversion of the portion of the note, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Company.

If the Company engages in any new debt or equity financings during the period that the Notes are outstanding, the Company will promptly provide the holders of the Notes with written notice thereof. At the election of the holders of the Notes, the Company will exchange the Notes for the debt or equity securities issued in any such debt or equity financings, at a thirty (30%) percent discount.

If all or any portion of the payments of principal, interest or other charges due hereunder are not received by the holders of the Notes within five (5) days of the date such payment is due, then the Company shall pay to the holders a late charge (in addition to any other remedies that holders may have) equal to five percent (5%) of each such unpaid payment or sum.

As of the date of this filing, an aggregate amount of $75,000 of the Company’s securities have been sold to three accredited investors.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2016	UPLIFT NUTRITION, INC.

	By:	/s/ Sean Martin
		Name:	Sean Martin
		Title:	Chief Executive Officer

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